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                                                                    EXHIBIT 23.6

                                                            LEHMAN BROTHERS INC.
                                               555 CALIFORNIA STREET, 30TH FLOOR
                                                 SAN FRANCISCO, CALIFORNIA 94104

February 3, 1999

SpeedFam International, Inc.
305 N. 54(th) Street
Chandler, Arizona 85226

     Re:   Joint Proxy Statement of SpeedFam International, Inc. and
                     Integrated Process Equipment Corp. and
       Registration Statement on Form S-4 of SpeedFam International, Inc.

Ladies and Gentlemen:

We hereby consent to the use of our opinion letter dated November 19, 1998 to the Board of Directors of SpeedFam International, Inc. as Annex D to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          LEHMAN BROTHERS INC.

                                          /s/ ERNEST H. RUEHL, JR.
                                          --------------------------------------
                                          Name: Ernest H. Ruehl, Jr.
                                          Title: Managing Director